Calculation of Filing Fee Tables
S-3
Stereotaxis, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value	Other	19,449,603	$ 1.62	$ 31,508,356.86	0.0001381	$ 4,351.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 31,508,356.86		$ 4,351.30
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,351.30
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of additional shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), that becomes issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions. The number of shares of Common Stock being registered hereunder is comprised of (i) 6,269,628 shares of Common Stock (including shares of Common Stock issuable upon exercise of certain purchaser warrants ("Purchaser Warrants") received in lieu of Closing Shares) (the "Closing Shares") issued (or issuable upon exercise of such Purchaser Warrants) to the selling stockholders named in this Registration Statement pursuant to the Share Sale Agreement dated as of April 14, 2026, by and among the Registrant, Robocath, the securityholders of Robocath party thereto and an individual serving as manager (the "Share Sale Agreement") and (ii) 13,179,975 additional shares of Common Stock (including shares of Common Stock issuable upon exercise of Purchaser Warrants) (the "Earnout Shares") which may be issued to such selling stockholders assuming (a) the achievement of certain performance milestones set forth in the Share Sale Agreement, and (b) the per share price used to calculate the number of shares of the Registrant's common stock to be issued is $2.00, which is the same per share price used to calculate the number of Closing Shares issued to the selling stockholders. The Earnout Shares have not been earned and are not currently outstanding. The earnout consideration payable upon achievement of such milestones may be satisfied, at the Registrant's election, in cash, by issuing Earnout Shares, or in a combination of cash and Earnout Shares (or Purchaser Warrants). The actual number of Earnout Shares issued to the selling stockholders could be materially less than 13,179,975 shares of common stock depending on whether and to what extent the regulatory approval milestones and/or the commercial milestones are achieved, whether the Registrant elects to pay all or a portion of such consideration in cash or using Earnout Shares (or Purchaser Warrants), and/or the actual average closing price of our common stock at the time such milestones are achieved. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices of the Company's Common Stock as reported on the NYSE American on July 14, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date